Exhibit No. 99.2

For:	Encore Medical Corporation	FOR IMMEDIATE RELEASE

Contact:	Harry L. Zimmerman, Executive Vice President – General Counsel
(512) 832-9500
Harry_Zimmerman@encoremed.com

Media: Euro RSCG Life NRP
Brian Ritchie (212) 845-4269
news@eurorscg.com

ENCORE MEDICAL CORPORATION FILES EQUITY OFFERING

October 27, 2003, Austin, Texas – Encore Medical Corporation (NASDAQ: ENMC) today announced that it has filed a shelf registration statement with the Securities and Exchange Commission for 7,000,000 previously unissued shares of its common stock and 6,500,000 shares of its common stock held by certain stockholders.

Encore Medical Corporation is a diversified orthopedic company that designs, manufactures, markets and distributes orthopedic implant products, sports medicine equipment and related products for the orthopedic industry.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This announcement shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

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Except for the historical information contained herein, the matters discussed are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties, such as quarterly fluctuations in operating results, the timely availability of new products, the impacts of competitive products and pricing, the ability to successfully complete one or more secondary public offerings, and the ability to locate and integrate future acquisitions and other risks and uncertainties set forth in the Company’s filings with the Securities and Exchange Commission. These risks and uncertainties could cause actual results to differ materially from any forward-looking statements made herein.